                        SECURITIES & EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   FORM 8-K/A

                 AMENDMENT NO. 1 TO CURRENT REPORT ON FORM 8-K

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       November 18, 1993

                               MERCK & CO., INC.
             (Exact name of registrant as specified in its charter)

                                   New Jersey
                 (State or other jurisdiction of incorporation)

                1-3305                                             22-1109110
       (Commission File Number)                         (IRS Employer Identification No.)

          One Merck Drive, PO Box 100, Whitehouse Station, NJ  08889-0100
               (Address of Principal Executive Offices)          (Zip Code)


Registrant's telephone number, including area code      (908) 423-1000

                                AMENDMENT NO. 1


         The undersigned registrant hereby amends the following portion of its current Report on Form 8-K dated November 18, 1993 and filed December 3, 1993 as set forth below:

1.       Add Item 7(b) as follows:

         Item 7. Financial Statements and Exhibit

         (b)  UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Combined Condensed Balance Sheet as of September 30, 1993, and the Unaudited Pro Forma Combined Condensed Statements of Income for the twelve months ended December 31, 1992, and nine months ended September 30, 1993, give effect to the Merger accounted for under the purchase method of accounting. The Unaudited Pro Forma Combined Condensed Financial Statements are based on the historical Consolidated Financial Statements of Merck and Medco under the assumptions and adjustments set forth in the accompanying Notes to the Unaudited Pro Forma Combined Condensed Financial Statements.

The Unaudited Pro Forma Combined Condensed Balance Sheet assumes that the Merger was consummated on September 30, 1993, and the Unaudited Pro Forma Combined Condensed Statements of Income assume the Merger was consummated on January 1, 1992. The fiscal year of Merck ends on December 31, and the fiscal year of Medco ends on June 30. For purposes of presenting the Unaudited Pro Forma Combined Condensed Statements of Income, the historical Statements of Income for Medco were compiled on a calendar year basis ending December 31, 1992, and nine months ending September 30, 1993, consistent with Merck's calendar year-end.

The Pro Forma adjustments are based on the Merger Agreement, which provides for Medco stockholders to elect to receive $39.00 in cash or 1.21401 Merck Shares for each share of Medco Common Stock. Pursuant to the Merger Agreement, the Company issued 114,038,323 shares and made cash payments totalling $2,426.5 million to Medco shareholders. For purposes of developing the Unaudited Pro Forma Combined Condensed Balance Sheet, Medco's assets and liabilities have been recorded at their estimated fair market values and the excess purchase price has been assigned to goodwill. These fair values are based on preliminary estimates. Revisions to these estimates are not expected to be material.

The Unaudited Pro Forma Combined Condensed Statements of Income exclude any benefits that result from the Merger due to synergies that may be derived and the elimination of duplicate efforts.

The Unaudited Pro Forma Combined Condensed Financial Statements may not be indicative of the results that actually would have occurred if the Merger had been in effect on the dates indicated or which may be obtained in the future. The Unaudited Pro Forma Combined Condensed Financial Statements should be read in conjunction with the historical Consolidated Financial Statements and accompanying Notes for Merck and Medco.

On October 13, 1993, Merck and Medco made the MMG Proposal. The acquisition of the remaining equity interest in MMG has not been reflected in the Unaudited Pro Forma Combined Condensed Financial Statements. However, the proposed acquisition is not expected to have a material effect on the financial position, results of operations and liquidity of the combined entity. See "The Merger - Medco's Public Subsidiaries" section of the Proxy Statement/Prospectus of Medco and Merck dated October 19, 1993.





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
           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1993
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)




                                                          HISTORICAL
                                                   -------------------------            PRO FORMA           PRO FORMA
                                                     MERCK            MEDCO             ADJUSTMENTS         COMBINED
                                                   --------         --------            -----------         ---------


Sales                                              $7,497.4         $2,272.5              $(210.2)(1)       $9,559.7
                                                   --------         --------              -------           --------

Costs and Expenses
  Materials and production                          1,658.9          1,928.1               (205.5)(1)        3,375.3
                                                                                             (6.2)(2)
  Marketing and administrative                      2,135.8            144.6                                 2,280.4
  Research and development                            818.6                                                    818.6
  Restructuring charge                                775.0                                                    775.0
  Other (income) expense, net                         (33.3)            (4.2)                (7.2)(2)          140.1
                                                                                            120.6 (3)
                                                                                             64.2 (4)
                                                   --------         --------              -------           --------
                                                    5,355.0          2,068.5                (34.1)           7,389.4
                                                   --------         --------              -------           --------

Income Before Taxes                                 2,142.4            204.0               (176.1)           2,170.3
Taxes on Income                                       650.4             79.9                (32.7)(5)          697.6
                                                   --------         --------              -------           --------

Net Income                                         $1,492.0         $  124.1              $(143.4)          $1,472.7
                                                   ========         ========              =======           ========
Earnings Per Share of
  Common Stock                                        $1.31             $.77                                   $1.18(6)

Weighted Average Number of
  Common Shares Outstanding                         1,139.2            162.0                                 1,253.2





         See accompanying Notes to Unaudited Pro Forma Combined Condensed Statements of Income.

           UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1992
                    (IN MILLIONS, EXCEPT PER SHARE AMOUNTS)




                                                          HISTORICAL
                                                   -------------------------            PRO FORMA           PRO FORMA
                                                     MERCK            MEDCO             ADJUSTMENTS         COMBINED
                                                   --------         --------            -----------         ---------


Sales                                              $9,662.5         $2,210.1              $(210.0)(1)       $11,662.6
                                                   --------         --------              -------           ---------

Costs and Expenses
  Materials and production                          2,096.1          1,884.9               (184.8)(1)         3,788.0
                                                                                             (8.2)(2)
  Marketing and administrative                      2,963.3            147.3                                  3,110.6
  Research and development                          1,111.6                                                   1,111.6
  Other (income) expense, net                         (72.1)           (13.6)                (9.6)(2)           151.2
                                                                                            160.9 (3)
                                                                                             85.6 (4)
                                                   --------         --------              -------           ---------
                                                    6,098.9          2,018.6                 43.9             8,161.4
                                                   --------         --------              -------           ---------
Income Before Taxes and Cumulative
  Effect of Accounting Changes                      3,563.6            191.5               (253.9)            3,501.2
Taxes on Income                                     1,117.0             74.5                (48.2)(5)         1,143.3
                                                   --------         --------              --------          ---------
Income Before Cumulative
  Effect of Accounting Changes                     $2,446.6         $  117.0              $(205.7)          $ 2,357.9
                                                   ========         ========              =======           =========

Earnings Per Share of
  Common Stock Before Cumulative
  Effect of Accounting Changes                        $2.12             $.74                                  $1.86(6)

Weighted Average Number of
  Common Shares Outstanding                         1,153.5            157.9                                  1,267.5



         See accompanying Notes to Unaudited Pro Forma Combined Condensed Statements of Income.

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                         CONDENSED STATEMENTS OF INCOME

The Unaudited Pro Forma Combined Condensed Statements of Income have been prepared to reflect the Merger as if it occurred on January 1, 1992. The Merger has been accounted for under the purchase method of accounting. The excess of the purchase price over the fair value of the net assets acquired (goodwill) is being amortized on a straight-line basis over a 40-year period.

In 1992, Merck adopted three new accounting standards promulgated by the Financial Accounting Standards Board, changing its method of accounting for postretirement benefits other than pensions, income taxes and postemployment benefits. The cumulative effect of these accounting changes has been excluded from the historical and Unaudited Pro Forma Combined Condensed Statements of Income presented.

Included in Merck's historical Statement of Income for the nine months ended September 30, 1993 is a nonrecurring pretax restructuring charge of $775.0 million, or $.46 per share (after tax). The restructuring charge represents programs by Merck to reduce its workforce through early retirement programs and other appropriate actions in the near term, as well as longer-term initiatives designed to consolidate and streamline manufacturing facilities and distribution centers.

The following is a summary of reclassifications and adjustments reflected in the Unaudited Pro Forma Combined Condensed Statements of Income:

1) Represents the elimination of intercompany sales by Merck to Medco. Materials and production includes both the elimination of intercompany cost of sales and recognition of deferred profit based upon Medco sales of these products to customers.

2) Represents adjustments to depreciation, amortization and interest expense resulting from the fair market value adjustments to fixed assets, intangibles, investments and long-term debt recorded in connection with the Merger.

3) Represents the amortization of additional goodwill and identifiable intangibles primarily over 40 years.

4) Represents the increase in interest expense resulting from the issuance of short-term debt at assumed interest rates varying from 3.0% to 3.47% and long-term debt, issued at a premium, at an assumed interest rate of 5.25% and the elimination of historical interest income earned on available cash used in the Merger. Also included is the amortization of debt issuance costs associated with the debt issued to finance the Merger net of the amortization of the debt premium. For purposes of the Unaudited Pro Forma Combined Condensed Statement of Income for nine months ended September 30, 1993, it is assumed that the short-term debt issued on January 1, 1992 is refinanced in 1993 at the same rates of interest.

5) Represents the tax effect of the Unaudited Pro Forma Combined Condensed Statements of Income adjustments, excluding the goodwill amortization, based on the statutory rate in effect for the periods shown.

6) Pro Forma combined earnings per share amounts as presented in the accompanying Unaudited Pro Forma Combined Condensed Statements of Income are based on the weighted average number of Merck Shares adjusted to reflect the exchange of shares of Medco Common Stock for 114,038,323 Merck Shares.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                               SEPTEMBER 30, 1993
                             (DOLLARS IN MILLIONS)


                                                          HISTORICAL
                                                   -------------------------            PRO FORMA           PRO FORMA
                                                     MERCK            MEDCO             ADJUSTMENTS         COMBINED
                                                   --------         --------            -----------         ---------

ASSETS
Current Assets
  Cash and cash equivalents                        $ 1,197.4        $   95.0            $ (101.2)(5)        $ 1,186.5
                                                                                            (4.7)(3)
  Short-term investments                               603.8           540.9              (300.0)(5)            844.7
  Accounts receivable                                1,869.2           214.1               (27.8)(1)          2,055.5
  Inventories                                        1,187.0           369.9                                  1,556.9
  Prepaid expenses and taxes                           428.2            32.8                                    461.0
                                                   ---------        --------            --------            ---------
    Total Current Assets                             5,285.6         1,252.7              (433.7)             6,104.6
                                                   ---------        --------            --------            ---------

Property, Plant & Equipment, net                     4,540.3           145.2               (23.4)(6)          4,662.1
Investments                                          1,577.6            89.7                 6.0 (6)          1,673.3
Goodwill and Other Intangibles, net                    107.7           187.8             4,939.6 (2)          6,664.3
                                                                                         1,429.2 (6)
Other Assets                                         1,113.5            25.4                 4.7 (3)            977.8
                                                                                           (14.6)(6)
                                                                                          (151.2)(11)
                                                   ---------        --------            --------            ---------
                                                   $12,624.7        $1,700.8            $5,756.6            $20,082.1
                                                   =========        ========            ========            =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Accounts payable and
    accrued liabilities                            $ 1,860.0        $  264.4            $   96.4 (4)        $ 2,272.1
                                                                                            69.7 (6)
                                                                                           (27.8)(1)
                                                                                             9.4 (8)
  Loans payable                                        576.9                             1,772.3 (5)          2,349.2
  Income taxes payable                               1,428.6            39.4               (41.4)(7)          1,426.6
  Dividends payable                                    318.9                                                    318.9
                                                   ---------        --------            --------            ---------
    Total Current Liabilities                        4,184.4           303.8             1,878.6              6,366.8
                                                   ---------        --------            --------            ---------

  Long-Term Debt                                       577.1          280.9                253.0 (5)          1,166.0
                                                                                            55.0 (6)
                                                   ---------        --------            --------            ---------
  Deferred Income Taxes and
    Noncurrent Liabilities                           1,519.9            38.0               367.0 (7)          1,773.7
                                                                                          (151.2)(11)
                                                   ---------        --------            ---------           ---------

  Minority Interests                                 1,077.7            78.8                                  1,156.5
                                                   ---------        --------            ---------           ---------

  STOCKHOLDERS' EQUITY
    Common stock                                       213.7           585.6               586.8 (8)          4,567.2
                                                                                         3,766.7 (10)
                                                                                          (585.6)(9)
    Retained earnings                                9,069.1           413.7              (413.7)(9)          9,069.1
                                                   ---------        --------            --------            ---------
                                                     9,282.8           999.3             3,354.2             13,636.3
    Less treasury stock, at cost                     4,017.2                                                  4,017.2
                                                   ---------        --------            --------            ---------
      Total Stockholders' Equity                     5,265.6           999.3             3,354.2              9,619.1
                                                   ---------        --------            --------            ---------

                                                   $12,624.7        $1,700.8            $5,756.6            $20,082.1
                                                   =========        ========            ========            =========



         See accompanying Notes to Unaudited Pro Forma Combined Condensed Balance Sheet.

                          NOTES TO UNAUDITED PRO FORMA
                        COMBINED CONDENSED BALANCE SHEET

The Unaudited Pro Forma Combined Condensed Balance Sheet was prepared to reflect the Merger, which was accounted for under the purchase method of accounting on September 30, 1993.

The following is a summary of reclassifications and adjustments reflected in the Unaudited Pro Forma Combined Condensed Balance Sheet:

1) Represents the elimination of intercompany receivables and payables between Merck and Medco as of September 30, 1993.

2) Represents the adjustment required to record goodwill related to the Merger. The purchase price (estimated at $6.6 billion) has been adjusted to include acquisition-related expenses paid directly by Merck (see Note 4) and the cost of exchanging options, net of the related tax benefit (see Note 8).

3) Represents capitalized debt issuance costs to finance a portion of the acquisition of outstanding shares of Medco Common Stock.

4) Represents the amount of estimated acquisition fees for legal and investment banker advisory services related to the Merger. The accrual also includes special compensation to three Medco senior executives, which is payable by Medco in connection with the Merger.

5) Represents the payment of cash and the issuance of short-term and long-term debt to acquire outstanding shares of Medco Common Stock.

6) Represents the adjustments of Medco assets and liabilities to their estimated fair values at the date of the Merger.

7) Represents both the current and deferred tax effects of the Unaudited Pro Forma Combined Condensed Balance Sheet adjustments calculated at the statutory rate in effect at the date of the Merger.

8) Represents the cost of exchanging 35,815,887 options to purchase Merck shares for the outstanding options on shares of Medco Common Stock at an average exercise price of $20.21 per share. The exchange reflects the issuance of 1.21401 Merck options for each Medco option and a corresponding reduction in the average exercise price by the conversion rate to $16.65, versus an assumed Merck share price of $33.03 per share. The $9.4 million liability represents the cost of 292,189 additional options payable to the holders in cash upon exercise.

9)       Represents the elimination of Medco historical equity.

10) Represents the issuance of 114,038,323 new Merck shares to acquire outstanding shares of Medco Common Stock at the conversion rate of
         1.21401 Merck Shares for each share of Medco Common Stock.

11) Represents the reclassification of Merck's net long-term deferred tax asset to long-term deferred tax liability.

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                     MERCK & CO., INC.



                                                     By:  /s/Nancy V. Van Allen
                                                          ---------------------
                                                             Nancy V. Van Allen
                                                             Assistant Secretary





February 1, 1994





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